EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-196646, 333-184181, 333-176174, 333-171244, 333-159592, and 333-149662 on Form S-8 and Registration Statement Nos.333-205353, 333-195855, 333-171944, 333-170503, 333-171052, 333-166011, and 333-158516 on Form S-3 of our report dated March 28, 2016, relating to the consolidated financial statements of EnteroMedics Inc. and subsidiary, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, MN
March 28, 2016